Exhibit 10.58

Portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Redacted sections marked with “*****.”

SPONSORED RESEARCH AGREEMENT

THIS SPONSORED RESEARCH AGREEMENT (this “Agreement”), effective the 12th day of October, 2007  (the “Effective Date”), is entered into by and between AVI BIOPHARMA, INC., an Oregon  Corporation, with principal offices located at One SW Columbia, Suite 1105, Portland, Oregon 97258 (“Company”), and CHARLEY’S FUND, INC., a 501(c)(3) tax-exempt public non-profit organization with a mailing address of P.O. Box 297, South Egremont, MA, 01258 (the “Sponsor”).

WITNESSETH:

WHEREAS, the Sponsor wishes to promote scientific research leading to exon skipping therapeutics related to Duchenne muscular dystrophy; and

WHEREAS, the Company has developed a proprietary antisense chemistry and has certain employees who possess knowledge, know-how and experience in substantive fields relating to such research and commercialization efforts;

WHEREAS, the Company has a cooperative development and license agreement with Ercole Biotech, Inc., and cross licensing rights to intellectual property important for the freedom to operate;

WHEREAS, the Sponsor is willing to fund such research by the Company, with the objective, as set forth herein, leading to an Investigational New Drug (IND) filing with the Food and Drug Administration; and

WHEREAS, it is the intent of the Sponsor and the Company to complete the research to identify a viable candidate and to demonstrate the safety and efficacy of the putative therapeutic used for exon skipping, sufficiently to file an IND and proceed to human clinical trials required for regulatory approval of said therapeutic,

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the parties agree as follows:

1.      Definitions

For purposes of this Agreement, the following definitions apply:

1.1           “Affiliates” shall mean any corporation or other entity that controls, is controlled by, or is under common control with, a party.  A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

1.2           “Agreement Period” shall mean the period commencing on the Effective Date of this Agreement and ending upon completion of the Research Project.

1.3           “Company Inventions” shall have the meaning provided in Section 8.1 hereof.

1.4           “Confidential Information” shall have the meaning provided in Section 6.1 hereof.

1.5           “FDA” shall mean the United States Food and Drug Administration.

1.6           “Field” shall mean the treatment or prevention of Duchenne Muscular Dystrophy or any other muscular dystrophy.

1.7           “Invention” shall have the meaning provided in Section 8.1 hereof.

1.8           “Investigators” shall have the meaning provided in section 2.1 hereof.

1.9           “Joint Inventions” shall have the meaning provided in Section 8.1 hereof.

1.10         “Major Market” shall mean any one of the following:

(a)  The United States;

(b)  Japan; or

(c)  Any of the following five (5) European countries: Germany, The United Kingdom, France, Italy, or Netherlands.

1.11         “Net Sales” means the gross amount invoiced for sales of Research Products by Sponsor, its affiliates, and sublicensees, to an independent third party in an arms-length transaction,  less:

(a)  Trade, quantity and cash discounts allowed;

(b)  Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(c)  Credits for actual Research Product returns;

(d)  Any tax imposed on the production, sale, delivery or use of the Research Product, including, without limitation, sales, use, excise or value added taxes.

1.12         “Option” shall have the meaning provided in Section 9.2 hereof.

1.13         “Option Term” shall have the meaning provided in Section 9.2 hereof.

1.14         “Project Funds” shall have the meaning provided in Section 4.1 hereof.

1.15         “Project Team” shall have the meaning provided in Section 2.1 hereof.

1.16         “Research Product” shall have the meaning provided for in Section 4.3.6 hereof

1.17         “Research Project” shall mean the research described in the Study Protocol hereof.

1.18         “Results” shall have the meaning provided in Section 3.4 hereof.

1.19         “Sponsor Inventions” shall have the meaning provided in Section 8.1 hereof.

1.20         “Study Protocol” shall mean the protocol set forth in Appendix A with attached Gantt chart hereto, which is incorporated herein by reference and made a part hereof as if fully set forth herein, as such protocol may be modified from time to time by mutual written agreement of the Company and the Sponsor.

2.      Research

2.1           The Principal Investigator for the Research Project shall be Dr. Patrick Iversen.  The Principal Investigator shall be responsible for directing and overseeing the conduct of the Research Project using appropriately qualified collaborating investigators, including Dr. Ryszard Kole, CSO, Ercole Biotech, Dr. Stephen Wilton, University of Western Australia, and Dr. Qi Lu, Carolina’s Healthcare Foundation, and scientists and research technicians who are under the Principal Investigator’s direction and control and are employed by the Company (collectively,  the Principal Investigator, the collaborating investigators, and the Company employees working on the Research Project constitute the “Project Team”).

2.2           Subject to the terms and conditions of this Agreement, the Company and the Principal Investigator shall perform the Research Project in accordance with the Study Protocol.  No change to the Study Protocol shall be effective without the prior written consent of the Sponsor.  The Company and the Principal Investigator shall use reasonable efforts to distinguish the research performed under this Agreement from all other work the Principal Investigator performs for other purposes and shall keep records pertaining to such other work separately from the records to be maintained pursuant to Section 2.7 to the extent practicable.

2.3           The Company shall provide the Sponsor with written evidence of approval of the Research Project by the responsible body within the Company, if such approval is necessary, and with copies of any documents used in the conduct of the Research Project, including, but not limited to, all documentation required by the Study Protocol.

2.4           The Company shall provide the support necessary for the Project Team to complete the Research Project, which support shall include, but is not limited to, human resources, space, dedicated research time, and computing, laboratory, and all other equipment, all in accordance with the Study Protocol attached as Appendix A.

2.5           The Company shall also accept and administer the Project Funds.  The Company’s use of the Project Funds shall be strictly for purposes of the Research Project and shall be subject to the terms and conditions set forth in APPENDIX B, which is incorporated herein by reference and made part of this Agreement.  NO PART OF THE PROJECT FUNDS

SHALL BE USED FOR INDIRECT EXPENSES OF THE PROJECT TEAM OR THE Company.  Except as specified in the Study Protocol relating to work to be conducted by collaborating investigators, no part of the Project Funds shall be transferred to another organization, whether or not the Principal Investigator or any other member of the Project Team becomes associated with that other organization unless the prior written consent of the Sponsor is obtained by the Company.  The Company shall be required to repay to the Sponsor any part of the Project Funds used in contravention of the express terms of this Agreement.

2.6           The Company shall ensure that the Research Project shall be conducted in strict compliance with any applicable federal, state, or local laws, regulations, or guidelines pertaining to good research practices and/or good laboratory practices.

2.7           The Company shall keep accurate and complete financial and scientific records relating to the Research Project and will make such records reasonably available to the Sponsor for review and/or copying during normal business hours.

2.8           The Company shall promptly advise the Sponsor of any changes in the senior personnel comprising the Project Team.  If, for any reason, the Principal Investigator (i) ceases to be associated with the Company, (ii) becomes debarred or receives notice of an action or threat of an action with respect to debarment under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 306(a) and (b), or (iii) otherwise becomes unavailable to work on the Research Project, the Company shall promptly so notify the Sponsor in writing and will propose a qualified replacement scientist at the Company whose appointment as Principal Investigator shall be subject to the approval of Sponsor.  The Company shall consult with and reasonably consider and take into account the Sponsor’s view with respect to the replacement of the Principal Investigator, provided that, in the case of a proposed replacement chosen by the Company and who is on the Advisory Committee, the Sponsor agrees that it will give its approval to such replacement for the Principal Investigator.

3.      Reports to the Sponsor

3.1           During the Agreement Period, the Sponsor may meet with the Principal Investigator from time to time to discuss the planning and progress of the Research Project.  An Advisory Committee made up of three members or advisors from the Company, three members or advisors from the Sponsor, a member from Ercole Biotech and an external collaborator will meet once per quarter to review progress of the Research Project. The Company will have final decision-making authority on all drug development, strategic, and other decisions.

3.2           During the Agreement Period and for three (3) years thereafter, the Company shall make available to the Sponsor copies of all data and other information generated pursuant to this Agreement including, without limitation, all raw data obtained as a result of studies conducted in the course of the Research Project and all experimental procedures developed under the Research Project.

3.3           At least every three (3) months during the conduct of the Research Project, the Company, in coordination with the Principal Investigator, shall provide the Sponsor with an interim written progress report concerning the Research Project.

3.4           A final written report setting forth the results achieved under and pursuant to the Research Project and recommendations for next actions shall be submitted by the Company to the Sponsor within ninety (90) days of completion or earlier termination of the research that is the subject of this Agreement.  Such final report shall include a complete summary of the research carried out and detailed experimental results of the research protocols performed in the course of the Research Project (collectively, the “Results”).

3.5           Each written progress report to the Sponsor, including the final report, shall be accompanied by a financial statement from the Company describing in reasonable detail the disposition to date of the Project Funds.

3.6           During the Agreement Period and for five (5) years thereafter, authorized employees and agents of the Sponsor or of the FDA shall have access to the Company and its personnel and records relating to the Research Project for the purpose of determining compliance with this Agreement and the Study Protocol and federal, state, and local laws and regulations and any applicable guidelines for the conduct of research.  Such access by employees and agents of the Sponsor shall be on reasonable notice and during normal business hours, and individuals conducting such visits shall be bound by appropriate confidentiality agreements with the Company.

4.      Payments and Repayment Rights

4.1           Subject to the terms and conditions of this Agreement including the repayment rights provided for in Section 4.3, the Sponsor shall pay the Company a total amount of Two Million Four Hundred and Fifty-two Thousand Dollars ($2,452,000.00) which amount is inclusive of all direct costs of Research Project activities (the “Project Funds”) as follows:

***** ($*****) shall be paid within ten (10) days of the parties’ execution of this Agreement; ***** ($*****) shall be paid three (3) months from the Effective Date of this Agreement subject to Sponsor’s receipt of the first progress report demonstrating completion of that research component of the Research Project; ***** ($*****) shall be paid six (6) months from the Effective Date of this Agreement subject to the Sponsor’s receipt of the second progress report demonstrating completion of that research component of the Research Project; and ***** ($*****) shall be paid nine (9) months from the Effective Date of this Agreement subject to the Sponsor’s receipt of the third progress report demonstrating completion of that research component of the Research Project. The Sponsor shall not be obligated to make any payments to the Company in addition to those set forth in this Section 4.1 unless the parties otherwise mutually agree in writing.

4.2           The Company shall provide to the Sponsor all information necessary to make the payments described above, including, but not limited to, the name of the payee, its tax identification number, and the name and address of the contact person to whom payments should be sent.

4.3           The Company and the Sponsor agree to the following commercial terms with regard to the development and commercialization of a Research Product:

4.3.1        The Company shall make a lump sum payment to the Sponsor of ***** ($*****) (the “First Payment”) within thirty (30) days after the end of the fiscal quarter during which the first commercial sale into a Major Market of the Research Product occurs.

4.3.2        The Company shall make a lump sum payment to the Sponsor of ***** ($*****) (the “Second Payment”) within thirty days (30) after the end of the fiscal quarter during which the first anniversary of the first commercial sale into a Major Market of the Research Product occurs.

4.3.3        The Company shall make a lump sum payment to the Sponsor of ***** ($*****) (the “Third Payment”) within thirty days (30) after the end of the fiscal quarter during which the second anniversary of the first commercial sale into a Major Market of the Research Product occurs.

4.3.4        In the event the Company or one of its Affiliates enters into any sort of partnership (a license agreement, research and development agreement, collaboration or similar arrangement) with a corporate partner that includes the right to sell, distribute promote or market the Research Product or any of the underlying intellectual property and

(i)            if, prior to the second anniversary of the first commercial sale of a Research Product in a Major Market country, the corporate partner agrees to pay an upfront cash license fee or similar payment which is earned upon signing, the Company or its Affiliates shall pay to the Sponsor, within thirty (30) days of Company’s receipt of such payment from the corporate partner, *****% of the cash received as an upfront fee or the total Project Funds, less any amount already repaid to the Sponsor by the Company, whichever is less.

(ii)           and if, thereunder, the Company is entitled to development milestone payments, the Company or its Affiliates shall, within thirty (30) days of receipt of any such payments, make repayments to the Sponsor in the amount of *****% of each individual milestone payment specifically related to the progress for the development of a Research Product, limited to *****% of the Project Funds at each of such milestone payment, until the Project Funds amount is repaid in full.

4.3.5        Without limiting the foregoing, in the event that the full amount of the Project Funds have not been repaid to the Sponsor at first commercial sale into a Major Market of the Research Product via the payment mechanisms of Section 4.3.4, the Company shall make payments to the Sponsor as provided for in Sections 4.3.1, 4.3.2, and 4.3.3..

4.3.6        “Research Product” shall mean any product containing any molecular candidate arising or derived from the research funded hereunder which is developed as a human therapeutic agent for skipping exon 50 in the indication Duchenne Muscular Dystrophy.

4.3.7        Repayments to the Sponsor under all mechanisms in this Article 4 shall not exceed the total Project Funds as provided for in Section 4.1.

5.      Right of the Company to Seek Additional Funding

5.1           The Sponsor strongly encourages the Company, through the efforts of the Principal Investigator, to seek additional funding for the laboratories of the Investigators from the Federal government or other sponsors of research and acknowledges that such additional sponsors may retain rights in and to such funded research.

6.      Confidentiality

6.1           The Sponsor and the Company acknowledge that each party may receive confidential technical and business information of the other party (“Confidential Information”) during the Agreement Period.  Each party hereto agrees that, during the Agreement Period and for a five (5) year period thereafter, that it will maintain in strict confidence, and will not  disclose to any third party, any Confidential Information of the other party, whether in oral, written, graphic or electronic form.  Each party hereto agrees (i) not to use Confidential Information of the other party except for purpose of conducting Research Project activities in accordance with the Study Protocol or for such other purposes consistent with the intent and terms of this Agreement and (ii) not to disclose Confidential Information of the other party to third parties without the express written permission of the other party, except that (a) each party shall not be prevented from disclosing Confidential Information to its employees, officers, independent contractors and Affiliates requiring access thereto for the purposes of this Agreement provided each such employee, officer, independent contractor or Affiliate is bound by an agreement regarding confidentiality and non-use at least as restrictive as the obligations in this Article 6, and (b) such information may be disclosed insofar as such disclosure is necessary to allow either the Company or the Sponsor, as the case may be, (A) to defend itself against litigation, (B) to file and prosecute patent applications on any Invention in accordance with Article 8 hereof, or (C) to comply with judicial decree, government action or applicable law or regulation, provided that the party shall give prior written notice to the other party so that the other party may attempt to obtain a protective order requiring that the Confidential Information be disclosed only to the extent required by such order, law or regulation, and that it be used only for the purposes for which the decree, action, law or regulation requires such disclosure to be made.  The parties agree that no advance notice to the Sponsor is required for AVI’s compliance with its reporting requirements to the Securities and Exchange Commission (SEC) .  The parties will take all steps necessary to ensure that its employees, officers, independent contractors, and Affiliates comply with the terms and conditions of this Agreement.  Notwithstanding the foregoing, such obligation of confidentiality shall not apply to information that the receiving party can establish by competent evidence:

(i)	at the time of disclosure is in the public domain;

(ii)	has come into the public domain through no fault of the receiving party or its employees and agents;

(iii) was known to the receiving party prior to its disclosure by the disclosing party, as evidenced by the receiving party’s written records; or

(iv) is disclosed to the receiving party, without restriction on disclosure, by a third party that is not under an obligation of non-disclosure to the disclosing party.

6.2           The Company (including, for purposes of this Section 6.2, the Principal Investigator) shall have the right, and is encouraged, to publish or present the Results of the Research Project, provided the Sponsor has the opportunity to review and comment on any proposed manuscripts or the substance of any presentations describing said Research Project or Results at least thirty (30) days prior to their submission to a third party for publication or review.  In the event that the rights to the Research Product have been licensed to Sponsor pursuant to Article 9, then the positions of the Parties with respect to the provisions of this Section 6.2 shall be reversed. The reviewing party shall review any draft and give its comments to the publishing party promptly.  The publishing party shall comply with the reviewing party’s request to delete references to the reviewing party’s Confidential Information in any such publication and the publishing party agrees to withhold publication an additional thirty (30) days to permit the reviewing party to obtain patent or other intellectual property protection, if the reviewing party deems it necessary.

7.      Use of the Other Party’s Name; Public Statements

Each party agrees that it will not at any time during or following expiration or termination of this Agreement use the name of the other party or its employees or any other names, insignia, symbol(s), or logotypes associated with the other party or any variant or variants thereof orally or in any literature, advertising, or other materials without the prior written consent of the other party except for right to publish set forth in Section 6.2 and Company’s compliance with its reporting requirements to the SEC, which consent may be withheld at the other party’s sole discretion.  Notwithstanding the foregoing, the Company agrees that the Sponsor may use the names of the Company, the Principal Investigator and his collaborators in connection with generally publicizing on its website, in press releases or in other publications of the Sponsor provided that such usages are limited to identifying the Company and/or the Principal Investigators and briefly describing the nature of the Research Project and the Sponsor agrees that Company may use Sponsor’s name in connection with any board or investor presentation, or press release related thereto, or as may be requested by any funding entity, governmental entity, or academic publisher, or as required by law.  Prior to publicizing, both parties agree to give the other party an opportunity to review press releases using the other’s name and discussing the work involved in the project.

8.      Ownership and Patents

8.1           Company shall own all data obtained in the Research Project, research protocols related to the Research Project, and Results, and shall have the right to submit all such information to support regulatory filings related to the Research Product and other products that may be developed by the Company.

8.2           Ownership of any discovery, invention, method, process or other know-how made, conceived or first reduced to practice in the performance of the Research Project during the project period by the Company and its affiliates, the Principal Investigator and/or the Sponsor and all intellectual property arising therefrom (collectively, “Inventions”) shall be determined as follows:  All Inventions conceived or reduced to practice during the project period solely by employees, agents or consultants of the Company, including, without limitation, the Principal Investigator (“Company Inventions”) shall be owned solely by the Company.  All Inventions conceived or reduced to practice during the project period solely by employees, agents or consultants of the Sponsor (“Sponsor Inventions”) shall be owned solely by the Sponsor.  All Inventions conceived or reduced to practice jointly during the project period by employees, agents or consultants of the Company, on the one hand, and employees, agents or consultants of the Sponsor, on the other hand (“Joint Inventions”), shall vest according to U.S. patent law.  The Company represents and warrants that all Company employees and other individuals or entities performing any part of the Research Project are obligated to assign to the Company all inventions and intellectual property rights that are necessary to enable the Company to grant the Sponsor all rights the Company purports to grant under this Agreement.

8.3           As soon as the Company reasonably believes a Company Invention or Joint Invention has been conceived or reduced to practice hereunder (and in any event within a reasonable time after its disclosure to the Company Technology Office), the Company shall disclose such invention in writing to the Sponsor in sufficient detail to allow the Sponsor to evaluate its significance.

8.4           The Company shall have the first right to prosecute any patent application(s) covering any Company Inventions.  Within a reasonable time after disclosure of any such Company Invention to the Sponsor, the Company shall notify the Sponsor in writing if it intends to pursue patent protection for such Company Invention.  If the Company elects to pursue patent protection, it shall promptly prepare, file and prosecute any U.S. or foreign application(s) to protect such Company Invention.  The Company shall bear all expenses in connection with such preparation, filing, prosecution and maintenance of U.S. and foreign patent applications.  For such Company elected patent applications, the Company shall be responsible for making decisions regarding the scope and content of such patent application(s) and the prosecution thereof.  The Sponsor shall be responsible for the costs of patent filing and prosecution for Sponsor Inventions  or if the Sponsor requests that the Company files a patent application.  The Company and Sponsor shall each make reasonable efforts to keep the other advised as to all developments with respect to such application(s).

8.5           For Joint Inventions, the Company and Sponsor will negotiate in good faith, at the time of disclosure, the management and prosecution of the invention including any cost related thereto.

8.6           Sponsor grants Company an exclusive, worldwide, fully paid-up, royalty-free license under Sponsor’s interest in any Joint Inventions and to Sponsor Inventions to make, use and sell Research Products.

9. Granting of Exclusive License

9.1           The parties acknowledge and agree that they intend to use their reasonable best efforts to complete the Research Project as described in the Study Protocol.  In the event the Company and its Affiliates and partners elect to discontinue to pursue the development and/or commercialization of a Research Product for reasons other than safety and efficacy, the Company and its Affiliates, at the request of the Sponsor, hereby grants the Sponsor the exclusive royalty-bearing, fully paid up, worldwide license or sublicense as the case may be, with the right to sublicense, to the Research Product, on terms consistent with the requirements of the Ercole Biotech-Isis Pharmaceuticals collaboration agreement and Ercole Biotech-AVI BioPharma collaboration agreement, under patents owned or licensed by the Company or its Affiliates to research, to develop, to use, to sell, to offer for sale, to distribute Research Products, to import, to export and to employ methods covered by any such patents or by Company Inventions or Company’s interest in Joint Inventions relating to the Research Product.  In consideration for the exclusive license to use and sell the Research Product

9.1.1        if the Sponsor obtains a license to the Research Product while the Research Product is in the research or preclinical phase of the Research Project, a total royalty of *****% of Net Sales of Research Product shall be paid to the Company and its Affiliates by the Sponsor and its licensees.

9.1.2        If the Sponsor obtains a license to Research Product during or at the conclusion of Phase I clinical testing, a total royalty of *****% of Net Sales of Research Product shall be paid to the Company and its Affiliates by the Sponsor and its licensees.

9.1.3        If the Sponsor obtains a license to Research Product after the initiation of a Phase II clinical trial, a total royalty of *****% of Net Sales of Research Product shall be paid to the Company and its Affiliates by the Sponsor and its licensees.

9.2           The Company shall have the right of first refusal to manufacture research, clinical and commercial quantities of Research Product for the Sponsor or the Sponsor’s commercial partner.  Should the Company not exercise its first right to manufacture, the exclusive license granted to the Sponsor shall be expanded to include the right to develop to make, and to have made, Research Product and to employ methods covered by or incorporating Company Inventions or Company’s interest in Joint Inventions which permit the commercialization of the Research Product to the worldwide market.  The Company shall transfer the Research Product production process to a mutually agreeable third party contract manufacturer under an agreement that contains appropriate provisions for recovery of technology transfer costs and for limiting disclosure or other use of the Company’s technology.

9.3           Except as expressly provided herein and including Article 9, nothing in this Agreement shall restrict either party’s use, license or exploitation in any way of its interest in its own or any Joint Inventions.

10. Termination

10.1         This Agreement shall remain in effect for the Agreement Period unless extended by written agreement of the parties, or earlier terminated in accordance with this Article 10.

10.2         Either party may terminate this Agreement for any material breach of this Agreement by the other party if such breach is not cured within thirty (30) days after the breaching party receives written notice of such breach by the non-breaching party.  Such termination shall be effective upon expiration of such thirty (30) day period.

10.3         Termination of this Agreement shall not affect the rights and obligations of the parties that shall have accrued prior to termination, including, without limitation, the confidentiality obligations set forth in this Agreement.  In the event of any termination of this Agreement prior to expiration of the Agreement Period (other than termination by the Sponsor pursuant to Section 10.2), the Sponsor shall pay the reasonable costs incurred by the Company in winding down and terminating the Research Project, including the costs of the Research Project during the wind-down period and all costs and non-cancelable commitments made prior to termination.  After termination, the Company will submit a final report of all costs incurred and all funds received under this Agreement as set forth in Section 3.4.  The report shall be accompanied with a check for any funds remaining which were paid to the Company under Section 4.1, if any.  The provisions of Sections 2.7, 3.2, 3.4, 3.5, 3.6, 4.3 and 10.3 and Articles 6, 7, 8, 9, 12, 13, 16, 17, 18, 19, 20 and 21 shall survive termination or expiration of this Agreement.

11. Force Majeure

Neither party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood or other weather event, earthquake, accident, explosion, war, act of terrorism, act of God or act of the government of any country or of any local government or any other cause beyond the reasonable control of the defaulting party.

12. Liability and Warranty

Each party to this agreement agrees to indemnify the other party from damage to persons or property resulting from the negligence on the part of itself, its employees, its agents, or its officers.  Neither party assumes any responsibility to the other party for the consequences of any act or omission of any person, firm or corporation not a party to this agreement.

The research results are preliminary in nature.  Company makes no representations and extends no warranties of any kind, either expressed or implied, with regards to research results.

13. Independent Contractors

The Sponsor and the Company shall at all times act as independent parties, and nothing contained in this Agreement shall be construed or implied to create an agency or partnership.  Neither party shall have the authority to contract or incur expenses on behalf of the other except as may be expressly authorized by separate written agreement between the parties.  The Principal Investigator and members of the Project Team shall not be deemed to be employees of the Sponsor.

14. Other Employment

The Company warrants that the Principal Investigator is permitted to enter into this Agreement (but not to bind the Company) and that the terms and conditions hereof are consistent with the Principal Investigators’ obligations to the Company.

15. Tax Status

The Company represents and certifies to the Sponsor that it is a publicly traded company.

16. Choice of Law

This Agreement shall be governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof.

17. Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

18. Waiver

The failure of any party hereto to insist upon strict performance of any provisions of this Agreement or to exercise any right hereunder will not constitute a waiver of that provision or right.

19. Notices

Any notice or communication required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if such notice or communication is either emailed and its receipt is acknowledged by the recipient, or mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:

If to the Sponsor:                                         Attn:  Benjamin D. Seckler, MD, President
Charley’s Fund, Inc.
P.O. Box 297
South Egremont, MA 01258
Email:  bseckler@gmail.com

If to the Company:            Attn: Chief Executive Officer

AVI BioPharma, Inc.

One SW Columbia, Suite 1105,

Portland, Oregon 97258

20. Assignment

This Agreement may not be assigned by the Company without prior notice to Sponsor, except in connection with a merger, recapitalization, reorganization, consolidation, sale of securities, sale of assets or any transaction to an affiliate of the Company; provided, however, no such transaction shall relieve Company of its obligations or adversely affect Sponsor’s rights hereunder.  The Sponsor may assign this Agreement without the Company’s consent (i) in connection with a merger, consolidation or sale of all or substantially all of Sponsor’s assets or stock, or (ii) to an affiliate of the Sponsor.  In addition, the Sponsor may assign all or any part of its rights under Articles 8 and 9 to any third party upon written notice to the Company.

21. Entirety

This Agreement represents the entire agreement of the parties, and it expressly supersedes all previous written and oral communications between the parties.  Except as otherwise expressly provided in this Agreement, no amendment, alteration, or modification of this Agreement or any Appendix attached hereto shall be valid unless executed in writing by authorized signatories of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

CHARLEY’S FUND, INC.

By:
Name: Benjamin D. Seckler, MD
Title: President

AVI BIOPHARMA, INC.	By:
Name: K. Michael Forrest
Title: Chief Executive Officer

APPENDIX A

Preclinical Proposal for Skipping Exon 50 for Duchenne Muscular Dystrophy

*****

I.  Background:

*****

II. Applicable Work in Progress

A.  Objective: *****

*****

B.  Objective: *****

*****

C.  Objective: *****

*****

D.  Objective: *****

*****

E.  Objective:  *****

*****

III.  Specific Aims of Future Studies *****

Aim 1:  *****

*****

Aim 2:  *****

*****

Aim 3:  *****

*****

Aim  4.  *****

*****

Aim 5:  *****

*****

Aim 6: *****

*****

Aim 7: *****

*****

APPENDIX B

Project Cost Estimates

Aim 1:  *****

Materials:	$	*****
Labor:	$	*****
Total:	$	*****

Aim 2:   *****

Materials:		*****
Labor:	$	*****
Total:	$	*****

Aim 3:   *****

Materials:	$	*****
*****:	$	*****
Labor:	$	*****
	$	*****

Aim 4:   *****

Materials:	$	*****
*****:	$	*****
Labor:	$	*****
Total:	$	*****

Aim 5:   *****

Materials:	$	*****
Labor:	$	*****
Total	$	*****

Aim 6:   *****

Materials:	$	*****
*****	$	*****
*****	$	*****
Labor:	$	*****
Total:	$	*****

Aim 7: *****

Labor:	$	*****

Total Estimated Cost, All Aims:	$2,452,000.00